                                                                    EXHIBIT 4(p)

                               DTE ENERGY COMPANY
                                       AND
                            BNY MIDWEST TRUST COMPANY
                       (successor to The Bank of New York)
                                     TRUSTEE

                           --------------------------

                             SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 2004

                           --------------------------

                SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
                            DATED AS OF APRIL 9, 2001

                                  PROVIDING FOR

                   2004 SERIES C FLOATING RATE NOTES DUE 2007

      SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 2004, between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust corporation and successor to The Bank of New York, having its principal office in The City of Chicago, Illinois, as trustee (the "Trustee");

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the "Original Indenture"), as amended, supplemented or modified (as so amended, supplemented or modified, the "Indenture") providing for the issuance by the Company from time to time of its debt securities; and

      WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, senior debt securities pursuant to the Original Indenture; and

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by
Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the "2004 Series C Floating Rate Notes due 2007"; and

      WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

      SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:

      The "Applicable Rate" shall initially be equal to 2.32375% and shall be reset on each Interest Payment Date other than at Maturity, beginning on September 1, 2004, to the 3 Month LIBOR Rate as of such Interest Payment Date (each of such dates being herein referred to as an "interest reset date") plus 0.95% per year.

      "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

      "3 Month LIBOR Rate" means the rate for deposits in U.S. dollars for the 3-month period commencing on the applicable interest reset date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. If this rate does not appear on Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that interest reset date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that interest reset date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. A London banking day is any business day in which dealings in U.S. dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page so designated on the Moneyline Telerate, Inc. (or such other page as may replace such page on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).

      "Interest Determination Date" means, with respect to any interest reset date, the second London banking day prior to the applicable interest reset date, provided that the initial Interest Determination Date shall be June 4, 2004.

      SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

                                  ARTICLE TWO

                        TITLE AND TERMS OF THE SECURITIES

      SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company's "2004 Series C Floating Rate Notes due 2007" (the "Notes"). The Stated Maturity on which the principal of the Notes shall be due and payable will be June 1, 2007.

      SECTION 202. Rank. The Notes shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

      SECTION 203. Variations from the Original Indenture. Section 1009 of the Original Indenture shall be applicable to the Notes. Section 403(2) and Section 403(3) shall be applicable to the Notes; the Company's obligations under Section 1009, without limitation, shall be subject to defeasance in accordance with
Section 403(3).

      SECTION 204. Amount and Denominations; DTC. (a) The aggregate principal amount of the Notes that may be issued under this Supplemental Indenture is limited initially to $250,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, "reopen" the Notes so as to increase the aggregate principal amount of the Notes Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and
Section 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding. No additional Notes may be issued if an Event of Default has occurred. The Notes shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The Notes will initially be issued in global form (the "Global Notes") under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, which is hereby designated as "Depositary" under the Indenture.

            (b) If the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, certificates for the Notes will be registered and delivered to the Holders of record. Upon receipt of a withdrawal request from the Company, the Depositary will notify its participants of the receipt of a withdrawal request from the Company, notifying participants that they may utilize the Depositary's withdrawal procedures if they wish to withdraw their securities from the Depositary. To the extent that the book-entry system is discontinued or, if the Company fails to appoint a successor Depositary, certificates for the Notes will be registered and delivered to the Holders of record.

      SECTION 205. Terms of the Notes.

            (a) The Notes shall bear interest at the Applicable Rate on the principal amount thereof from June 8, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Applicable Rate during such overdue period. Interest on the Notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date"), commencing September 1, 2004. The amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly period. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

            (b) The calculation agent will, upon the request of a Holder of the Notes, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of Notes. The Trustee will serve as the calculation agent until such time as the Company appoints a successor calculation agent.

            (c) All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

            (d) In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day and interest will accrue to the date of payment. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any Note will, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of, and premium, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of

America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.

            (e) The Notes are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund. As provided in the form of Note attached hereto as Exhibit A, the Notes are subject to optional redemption, as a whole or in part, by the Company prior to Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of the Note, redemption shall be effected in accordance with Article Eleven of the Original Indenture.

            (f) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

      SECTION 206. Form of Notes. Attached hereto as Exhibit A is the form of the Notes.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

      The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

      This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

      This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                         DTE ENERGY COMPANY

                                         By:____________________________________
                                            Name: N.A. Khouri
                                            Title: Vice President and Treasurer

ATTEST:

By:_____________________________

                                         BNY Midwest Trust Company

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.: 233331 AK 3                                               $__________
NO. R-__

                               DTE ENERGY COMPANY
                   2004 SERIES C FLOATING RATE NOTES DUE 2007

      DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ the principal sum of $_________ on June 1, 2007 ("Stated Maturity" with respect to the principal of this Note), unless previously redeemed, and to pay interest thereon from June 8, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 in each year (each, an "Interest Payment Date"), commencing September 1, 2004, and at Maturity at the Applicable Rate (as defined below), until the principal hereof is paid or made available for payment, provided that any principal hereof or premium, if any, or interest hereon which is not paid when due shall bear interest at the Applicable Rate (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

      The "Applicable Rate" shall initially be equal to 2.32375% and shall be reset on each Interest Payment Date other than at Maturity, beginning on September 1, 2004, to the 3 Month LIBOR Rate as of such Interest Payment Date (each of such dates being herein referred to as an "interest reset date") plus 0.95% per year.

      "3 Month LIBOR Rate" means the rate for deposits in U.S. dollars for the 3-month period commencing on the applicable interest reset date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. If this rate does not appear on Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that interest reset date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that interest reset date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. A London banking day is any business day in which dealings in U.S. dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page so designated on the Moneyline Telerate, Inc. (or such other page as may replace such page on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).

      "Interest Determination Date" means, with respect to any interest reset date, the second London banking day prior to the applicable interest reset date, provided that the initial Interest Determination Date shall be June 4, 2004.

      The calculation agent will, upon the request of a Holder of the Notes, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of Notes. The Trustee will serve as the calculation agent until such time as the Company appoints a successor calculation agent.

      All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

      The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      Interest on this Security shall be computed on the basis of a 360-day year and the actual number of days in each quarterly interest period.

      In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day and interest will accrue to the date of payment. A "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Note will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and premium, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if this Note is a Global Note and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

      This Note is one of a duly authorized series of Securities of the Company, designated as the "2004 Series C Floating Rate Notes due 2007" (the "Notes"), initially limited to an aggregate principal amount of $250,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes, and except as further provided in the Indenture), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented by the supplemental indentures thereto, including that certain Supplemental Indenture dated as of June 1, 2004 (together, as amended, supplemented or modified, the "Indenture"), duly executed and delivered between the Company and BNY Midwest Trust Company, an Illinois trust corporation and successor to The Bank of New York, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      This Note is not subject to repayment at the option of the Holder hereof. This Note is not subject to any sinking fund.

      This Note will be redeemable at the option of the Company, in whole at any time or in part from time to time after June 8, 2005 (any such date of optional redemption, an "Optional Redemption Date," which shall be a "Redemption Date" for purposes of the Indenture), at an optional redemption price (which shall be a "Redemption Price" for purposes of the Indenture) equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

      Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Optional Redemption Date to the Holder hereof at its registered address.

      Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of this Note called for redemption. If the Notes are only partially redeemed by us, the Trustee will select which notes are to be redeemed by lot or in a manner it deems fair and appropriate in accordance with the terms of the indenture.

      If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued and unpaid interest on the principal amount of this Note to be redeemed on the applicable Redemption Date is deposited with the Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such Redemption Date, interest will cease to accrue on the principal amount of this Note called for redemption. If the Notes are only partially redeemed by the Company, the Trustee shall select which Notes are to be redeemed by lot or in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Notes, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture. The Indenture also contains provisions permitting (i) the registered Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

      The Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. The Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of a different authorized denomination, as requested by the registered Holder surrendering the same.

      As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

      Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                         DTE ENERGY COMPANY

                                         By:_________________________________
                                            N. A. Khouri
                                            Vice President and Treasurer

Date:_____________

Attest:
By:______________________________
   Teresa M. Sebastian
   Assistant Corporate Secretary

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within mentioned Indenture.

                                         BNY Midwest Trust Company
                                         as Trustee

                                         By __________________________
                                             Authorized Signatory

Date:______________

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

     (Please insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________

     (Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.